     As Filed with the Securities and Exchange Commission on February 24, 1997
                                                     Registration Number 0-20101

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         WINNERS ALL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                           13-3545304
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation or                                   Identification Number)
        organization)

                          600 NW 44th Street - Suite 2H
                          Ft. Lauderdale, Florida 33309
                             Telephone: 954-561-0009
                    (Address of principal executive offices)

                         Winners All International, Inc.
                      1997 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                747 Third Avenue
                            New York, New York 10017
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

                                                CALCULATION OF REGISTRATION FEE

  Title of                                      Proposed               Proposed
 securities                                      maximum               maximum           Amount of
   to be                 Amount to be         offering price          aggregate         registration
 registered               registered            per share           offering price          fee

Common Stock
$.01 par value            3,000,000               $.50                 $1,500,000         $454.55


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a)      The registrant's latest annual report on Form 10-K.
         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-K referred to in
                  (a) above.
         (c)      Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The registrant is authorized to issue Sixty Million (60,000,000) shares of Common Stock. The par value of each of said shares is $.01. All such shares are of one class, which shares of Common Stock has full voting and dividend rights (subject to such preferential dividend rights as may be applicable to shares of Preferred Stock) but without cumulative voting rights or any pre-emptive rights.

Item 5.  Interest of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation Law of the State of Delaware contains provisions entitling directors and officers of the registrant to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action

                                     2 of 10
or proceeding in which they may be involved by reason of being or having been a director or officer of the registrant provided said officers or directors acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, Articles "SIXTH" and "SEVENTH" of the registrant's Restated Certificate of Incorporation entitled "Limited Liability" and "Indemnification" respectively, as filed with the Delaware Secretary of State and as dated June 28, 1994 contains various provisions applicable hereto and reading as follows:

         "SIXTH: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is herewith amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

         "SEVENTH: Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, in accordance with and to the full extent permitted by statute. Except as otherwise provided in paragraph (c) hereof, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation.

                  (B) The Corporation shall pay the expense (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the


                                     3 of 10
         final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified hereunder or otherwise.

                  (C) If a claim for indemnification or payment of expenses hereunder is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

                  (D) The Corporation's obligation, if any, to indemnify or advance expenses to any person who is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

                  (E) Any repeal or modification of the foregoing provisions hereof shall not adversely affect any right or protection hereunder of any persons in respect of any act or omission occurring prior to the time of such repeal or modification.

                  The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7.           Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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



                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus

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



         to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     6 of 10

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Ft. Lauderdale, State of Florida on February 20, 1997.


                                        Winners All International, Inc.

                                              /Edgar M. Reynolds/
                                        By:  Edgar M. Reynolds, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Name                                                     Date


  /Edgar M. Reynolds/                                         Feb. 20, 1997
-------------------------------------
Edgar M. Reynolds, President, CEO,
Principal Accounting Officer and a Director


  /Charles Gargano/                                           Feb. 20, 1997
-------------------------------------
Charles Gargano, Director


_____________________________________                         Feb.   , 1997
David M. Goldblatt, Director


_____________________________________                         Feb.   , 1997
Jeffrey Goldstein, Director


  /Howard Weiser/                                             Feb. 20, 1997
-------------------------------------
Howard Weiser, Director

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




                                                              Page in Sequential
Exhibit Index.                                                Number System


(1)   Not Applicable
(2)   Not Applicable
(3)   Not Applicable
(4)   Not Applicable
(5)   Consent and Opinion of Gary B. Wolff, P.C., 747 Third
      Avenue, New York, New York 10017 regarding legality
      of securities registered under this Registration
      Statement and to the references to such attorney
      in the Registration Statement on Form S-8                       9
(6)   Not Applicable
(7)   Not Applicable
(8)   Not Applicable
(9)   Not Applicable
(10)  Not Applicable
(11)  Not Applicable
(12)  Not Applicable
(13)  Not Applicable
(14)  Not Applicable
(15)  Not Applicable
(16)  Not Applicable
(17)  Not Applicable
(18)  Not Applicable
(19)  Not Applicable
(20)  Not Applicable
(21)  Not Applicable
(22)  Not Applicable
(23)  Consent of Joel S. Baum, CPA, P.A., Certified Public
      Accountants for the Company for fiscal years ended
      July 31, 1996 and 1995                                         10
(24)  Not Applicable
(25)  Not Applicable
(26)  Not Applicable
(27)  Not Applicable
(28)  Not Applicable
(99)  Not Applicable


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